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                                                                    EXHIBIT 99.4

                              FORM OF INSTRUCTIONS


                    JAFRA COSMETICS INTERNATIONAL, INC. AND
          DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., AS THE ISSUERS

                           OFFER FOR ALL OUTSTANDING
           10 3/4% SENIOR SUBORDINATED NOTES DUE 2011 OF THE ISSUERS
                                IN EXCHANGE FOR
           10 3/4% SENIOR SUBORDINATED NOTES DUE 2011 OF THE ISSUERS,
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
         PURSUANT TO THE PROSPECTUS, DATED AUGUST 14, 2003, AS AMENDED

     Enclosed for your consideration is a Prospectus, dated August 14, 2003 (as so amended, the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Jafra Cosmetics International, Inc., a Delaware corporation, and Distribuidora Comercial Jafra, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States (collectively, the "Issuers"), which together constitute the Issuers' offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $200,000,000 of their 10 3/4 % Senior Subordinated Notes Due 2011 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Issuers' issued and outstanding 10 3/4 % Senior Subordinated Notes Due 2011 (the "Existing Notes") from the registered holders thereof (the "Holders").

     This material is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A TENDER OF SUCH EXISTING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on September 15, 2003, unless extended by the Company (the "Expiration Date"). Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Where the Expiration Date has been extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date.

     Your attention is directed to the following:

     1.  The Exchange Offer is for any and all Existing Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions."

     3. Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Holders, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 P.M., New York City time, on September 15, 2003, unless extended by the Company.

     If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER EXISTING NOTES.

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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

To Registered Holder and/or Participant of Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated August 15, 2003 (as so amended, the "Prospectus") of Jafra Cosmetics International, Inc., a Delaware corporation, and Distribuidora Comercial Jafra, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States (collectively, the "Issuers") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer to exchange up to $200,000,000 aggregate principal amount of its 10 3/4 % Senior Subordinated Notes Due 2011 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its outstanding 10 3/4 % Senior Subordinated Notes Due 2011 (the "Existing Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered Holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned.

     The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount):

     $          of the 10 3/4% Senior Subordinated Notes Due 2011.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     - To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any):

     $          of the 10 3/4% Senior Subordinated Notes Due 2011.

     - NOT to TENDER any Existing Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the
undersigned's principal residence is the state of (fill in state)           ,
(ii) the undersigned is neither an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, nor a broker-dealer tendering Existing Notes acquired directly from the Issuers for its own account, (iii) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Existing Notes, it represents that the Existing Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, (iv) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (v) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of the Existing Notes or New Notes within the meaning of the Securities Act, (vi) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the interpretations of the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties and (vii) neither the undersigned nor any such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other actions as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Existing Notes.

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                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address
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Telephone Number:
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Taxpayer identification or Social Security Number:
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Date:
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